Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

ServiceTitan, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A common stock, par value $0.001 per share (“Class A common stock”), reserved for issuance upon the exercise of options outstanding under the Registrant’s 2007 Stock Plan, as amended (the “2007 Plan”)	457(h)	46,826(2)(3)	$0.19(4)	$8,896.94	$153.10 per $1,000,000	$1.36

Equity	Class A common stock reserved for issuance pursuant to options outstanding under the Registrant’s 2015 Stock Plan, as amended (the “2015 Plan”)	457(h)	4,297,791(2)(5)	$15.53(6)	$66,744,694.23	$153.10 per $1,000,000	$10,218.61

Equity	Class A common stock reserved for issuance pursuant to restricted stock units outstanding under the 2015 Plan	457(h)	5,429,049(2)(7)	$71.00(8)	$385,462,479.00	$153.10 per $1,000,000	$59,014.31

Equity	Class B common stock, par value $0.001 per share (“Class B common stock”), reserved for issuance upon the exercise of options outstanding under the 2015 Plan	457(h)	2,384,734(2)(9)	$12.72(10)	$30,333,816.48	$153.10 per $1,000,000	$4,644.11

Equity	Class A common stock issuable upon conversion of Class B common stock reserved for issuance upon the exercise of options outstanding under the 2015 Plan	457(h)	2,384,734(2)(11)	— (12)	—	—	—

Equity	Class B common stock reserved for issuance pursuant to restricted stock units outstanding under the 2015 Plan	457(h)	6,675,874(2)(13)	$71.00(8)	$473,987,054.00	$153.10 per $1,000,000	$72,567.42

Equity	Class A common stock issuable upon conversion of Class B common stock reserved for issuance pursuant to restricted stock units outstanding under the 2015 Plan	457(h)	6,675,874(2)(14)	— (12)	—	—	—

Equity	Class A common stock reserved for issuance pursuant to awards under the Registrant’s 2024 Employee Stock Purchase Plan (the “ESPP”)	457(h)	2,265,187(15)	$60.35(16)	$136,704,035.45	$153.10 per $1,000,000	$20,929.39

Equity	Class A common stock reserved for issuance pursuant to awards under the Registrant’s 2024 Incentive Award Plan (the “2024 Plan”)	457(h)	12,925,637(17)	$71.00(8)	$917,720,227.00	$153.10 per $1,000,000	$140,502.97

Total Offering Amounts					$2,010,961,203.10		$307,878.16

Total Fee Offsets(18)							N/A

Net Fee Due							$307,878.16

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of Class A common stock or Class B common stock that become issuable under the 2007 Plan, the 2015 Plan, the 2024 Plan, and the ESPP, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Class A common stock or Class B common stock, as applicable.

(2)

Any shares of Class A common stock or Class B common stock that are subject to awards under the 2007 Plan and the 2015 Plan that (i) expire, lapse, or are terminated, are converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, are exchanged for cash, surrendered, repurchased, or cancelled, in any case, in a manner that results in the Registrant acquiring the underlying shares at a price not greater than the price paid by the participant or not issuing the underlying shares, (ii) are tendered or withheld to satisfy the grant, exercise price, or tax withholding obligation with respect to any award, or (iii) are subject to stock appreciation rights that are not issued in connection with the stock settlement of stock appreciation rights on exercise thereof, will be available for issuance as shares of Class A common stock under the 2024 Plan.

(3)

Represents 46,826 shares of Class A common stock issuable upon the exercise of options to purchase shares of Class A common stock outstanding under the 2007 Plan as of the date of this Registration Statement.

(4)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $0.19, which is the weighted-average exercise price for Class A common stock options outstanding under the 2007 Plan as of the date of this Registration Statement.

(5)

Represents 4,297,791 shares of Class A common stock issuable upon the exercise of options to purchase shares of Class A common stock outstanding under the 2015 Plan as of the date of this Registration Statement.

(6)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $15.53, which is the weighted-average exercise price for Class A common stock options outstanding under the 2015 Plan as of the date of this Registration Statement.

(7)	Represents 5,429,049 shares Class A common stock underlying restricted stock unit awards outstanding under the 2015 Plan as of the date of this Registration Statement.
(8)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A common stock of $71.00 per share, as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-283296), as amended (the “S-1 Registration Statement”), that was declared effective on December 11, 2024.

(9)

Represents 2,384,734 shares of Class B common stock issuable upon the exercise of options to purchase shares of Class B common stock outstanding under the 2015 Plan as of the date of this Registration Statement.

(10)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $12.72, which is the weighted-average exercise price for Class B common stock options outstanding under the 2015 Plan as of the date of this Registration Statement.

(11)

Represents Class A common stock issuable upon conversion, on a one-for-one basis, of shares of Class B common stock issuable upon the exercise of options to purchase shares of Class B common stock outstanding under the 2015 Plan as of the date of this Registration Statement.

(12)

Pursuant to Rule 457(i) under the Securities Act, there is no fee associated with the registration of Class A common stock issuable upon conversion of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Class B common stock.

(13)	Represents 6,675,874 shares Class B common stock underlying restricted stock unit awards outstanding under the 2015 Plan as of the date of this Registration Statement.
(14)

Represents Class A common stock issuable upon conversion, on a one-for-one basis, of shares of Class B common stock underlying restricted stock units outstanding under the 2015 Plan as of the date of this Registration Statement.

(15)

Represents 2,265,187 shares of Class A common stock reserved for future issuance under the ESPP. The number of shares of reserved for issuance under the ESPP will automatically increase on January 1st of each year, starting on January 1, 2025 and continuing annually on the anniversary thereof through (and including) January 1, 2034, equal to the lesser of (a) one percent (1%) of the aggregate number of shares of all classes of the Registrant’s common stock outstanding (on an as-converted basis) on the last day of the immediately preceding calendar year and (b) such number of shares as determined by the Registrant’s board of directors.

(16)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A common stock of $71.00 per share, as set forth in the S-1 Registration Statement that was declared effective on December 11, 2024, multiplied by 85%, which reflects the discount to the purchase price applicable to purchases under the ESPP.

(17)

Represents 12,925,637 shares of Class A common stock reserved for future issuance under the 2024 Plan as of the date of this Registration Statement. The number of shares of reserved for issuance under the 2024 will automatically increase on January 1st of each year, starting on January 1, 2025 and continuing annually on the anniversary thereof through (and including) January 1, 2034, equal to the lesser of (a) the sum of five percent (5%) of the aggregate number of shares of all classes of the Registrant’s common stock and any shares of the Registrant’s common stock underlying any warrant to purchase shares of the Registrant’s common stock with an exercise price less than or equal to $0.10 per share, in each case, outstanding on the last day of the immediately preceding calendar year or (b) such smaller number of shares as determined by the Registrant’s board of directors.

(18)	The Registrant does not have any fee offsets.